ZURICH YIELDWISE MONEY FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being all of the duly elected and qualified Trustees of Zurich YieldWise Money Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article I, Section 1 and Article IX, Section 4 of the Declaration of Trust dated June 12, 1995 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at a meeting called, convened and held on November 17, 1998:

                  RESOLVED, that the name of the Trust be, and it hereby is, changed from "Zurich YieldWise Money Fund" to "Zurich YieldWise Funds," effective as hereinafter provided;

                  FURTHER RESOLVED, that the execution by a majority of this Board, and the filing with the Secretary of State of The Commonwealth of Massachusetts of an appropriate instrument in writing, pursuant to Article I, Section 1 and Article IX,
                  Section 4, of the Agreement and Declaration of Trust reflecting the name change is hereby approved; and

                  FURTHER RESOLVED, that the resolution set forth above shall be effective upon the earlier of (i) the effective date of the Registration Statement for Zurich YieldWise Government Money Fund and Zurich YieldWise Municipal Money Fund or (ii) the filing of a Certificate of Amendment of the Declaration of Trust with the Office of the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.


                                         /s/David W. Belin
                                         ---------------------------------------
                                         David W. Belin, Trustee



                                         /s/Lewis A. Burnham
                                         ---------------------------------------
                                         Lewis A. Burnham, Trustee



                                         /s/Donald L. Dunaway
                                         ---------------------------------------
                                         Donald L. Dunaway, Trustee

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                                         /s/Robert B. Hoffman
                                        ---------------------------------------
                                         Robert B. Hoffman, Trustee



                                         /s/Donald R. Jones
                                         ---------------------------------------
                                         Donald R. Jones, Trustee



                                         /s/Shirley D. Peterson
                                         ---------------------------------------
                                         Shirley D. Peterson, Trustee



                                         /s/Daniel Pierce
                                         ---------------------------------------
                                         Daniel Pierce, Trustee



                                         /s/William P. Sommers
                                         ---------------------------------------
                                         William P. Sommers, Trustee



                                         /s/Edmond D. Villani
                                         ---------------------------------------
                                         Edmond D. Villani, Trustee


Dated:  November 17, 1998

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